FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2020 THIRD QUARTER RESULTS
LOUISVILLE, Ky. (October 28, 2020) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI" or the "Company") today reported business results for the third quarter ended September 30, 2020.
Third Quarter 2020 Highlights/Update on Operations
•Net revenue of $337.8 million, up 10% over the prior year quarter
•Net income(a) of $43.2 million compared to $14.8 million in the prior year quarter
◦Adjusted net income(a) of $47.8 million, compared to $22.3 million in the prior year quarter
•Adjusted EBITDA of $121.9 million, up 39% compared to $88.0 million in the prior year quarter
•Ran the 146th Kentucky Oaks and Derby on September 4th and 5th
•TwinSpires delivered record revenue of $116.0 million, up 77% over the prior year quarter
•Maintained strong margins in our wholly-owned casinos
•Opened Oak Grove Racing, Gaming & Hotel in Oak Grove, Kentucky
•Opened Newport Racing & Gaming in Newport, Kentucky
(a) Reflects amounts attributable to CDI.

CONSOLIDATED RESULTS	Third Quarter
(in millions, except per share data)	2020	2019

Net revenue	$337.8	$306.3
Net income(a)	$43.2	$14.8
Diluted EPS(a)	$1.08	$0.36
Adjusted net income(a)(b)	$47.8	$22.3
Adjusted diluted EPS(a)(b)	$1.19	$0.55
Adjusted EBITDA(b)	$121.9	$88.0

(a) Reflects amounts attributable to CDI.
(b) These are non-GAAP measures. See explanation of non-GAAP measures below.

"Our properties' extensive operating protocols have been extremely effective and have allowed us to operate safely during the pandemic," said Bill Carstanjen, Chief Executive Officer of the Company. "We have continued to refine and improve our efficiencies and safety protocols in the fourth quarter."

Third Quarter 2020 Net Income Attributable to CDI
The Company's third quarter of 2020 net income attributable to CDI was $43.2 million compared to $14.8 million in the prior year quarter. The Company's third quarter of 2020 net income from continuing operations was $43.1 million compared to $15.2 million in the prior year quarter.
The following items impacted the comparability of the Company's third quarter net income from continuing operations:
•$3.3 million after-tax expense decrease related to our equity portion of the non-cash change in fair value of Midwest Gaming's (the parent company of Rivers Des Plaines) interest rate swaps;
•$3.0 million after-tax decrease in expenses due to legal reserves in the prior year quarter that did not recur in the current year quarter; and
•$0.5 million non-cash tax impact related to the re-measurement of our net deferred tax liabilities in the third quarter of 2019 that did not recur in the current year quarter based on an increase in revenue related to states with higher tax rates.
•Partially offset by a $4.3 million after-tax increase in higher transaction, pre-opening and other expenses.
Excluding these items, net income from continuing operations increased $25.4 million primarily due to the following:
•$27.6 million after-tax increase driven by the results of our operations and equity income from our unconsolidated affiliates.
•Partially offset by $2.2 million after-tax increase in interest expense associated with higher outstanding debt balances.
COVID-19 Update
The supplemental information in this release provides additional detail on the temporary closures and the respective reopening dates by segment and property for our Company as a result of the COVID-19 pandemic. As of September 30, 2020, all of our properties have reopened with patron restrictions and gaming capacity limitations. We also implemented other initiatives to facilitate social distancing and enhanced cleaning, such as increased frequency of cleaning and sanitizing of all high-touch surfaces, mandatory temperature checks of all guests and team members upon entry and required training for all team members on safety protocols. Certain amenities at our properties have continued to be suspended, including all of our food buffets and valet services, and certain restaurants and food outlets. As the Company has reopened these properties, certain employees have returned to work while others remain on temporary furlough due to the capacity restrictions at these properties.
Our third quarter of 2020 financial results were materially impacted by the rescheduling of the 146th Kentucky Oaks and Derby from the second quarter of 2020 to the third quarter of 2020 without spectators, by the temporary suspended operations at certain properties, and continued restrictions at the properties that have reopened.
Oak Grove Racing, Gaming & Hotel
On September 18, 2020, the Company opened simulcast and historical racing machine ("HRM") operations at Oak Grove Racing, Gaming & Hotel ("Oak Grove") in Oak Grove, Kentucky with 1,325 HRMs. The 128-room hotel at Oak Grove opened October 15, 2020.

Effective September 11, 2020, the Company purchased the remaining equity interests of WKY Development, LLC, a joint venture that owns Oak Grove, from Keeneland Association, Inc. for $3.0 million. As of September 30, 2020, the Company no longer reports a noncontrolling interest associated with Oak Grove in the accompanying consolidated financial statements.
Newport Racing & Gaming
The Company also invested $38.4 million to build-out Newport Racing & Gaming ("Newport"), located in Newport, Kentucky, to create a premier entertainment experience as an extension of Turfway Park. Newport opened on October 2, 2020 and has a pari-mutuel simulcast area, a 17,000 square foot gaming floor with 500 HRMs, and a feature bar.
BetAmerica Update
On September 24, 2020, the Company opened a retail BetAmerica sportsbook at Bronco Billy's Casino in Cripple Creek, Colorado, and on September 25, 2020, the Company opened a retail BetAmerica sportsbook at Island Resort & Casino in Harris, Michigan. BetAmerica plans to launch its mobile sportsbook and iGaming application in each of Pennsylvania, Colorado and Michigan, and its mobile sportsbook application in Indiana, subject to regulatory approvals.
In August 2020, the Company announced the entry into multi-year agreements with GAN Limited and Kambi Group PLC to provide player account management, casino platform, sports trading and risk management services to BetAmerica.
Segment Results
The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments:

Churchill Downs	Third Quarter
(in millions)	2020	2019

Net revenue	$68.0	$32.7
Adjusted EBITDA	23.9	5.2
For the third quarter of 2020, net revenue increased $35.3 million from the prior year quarter due to a $31.9 million increase from Churchill Downs Racetrack primarily due to the rescheduling of the 146th Kentucky Oaks and Derby without spectators, and a $3.4 million increase from Derby City Gaming.
Adjusted EBITDA increased $18.7 million in the third quarter of 2020 from the prior year quarter due to a $14.9 million increase from Churchill Downs Racetrack due to the rescheduling of the 146th Kentucky Oaks and Derby without spectators, and a $3.8 million increase at Derby City Gaming due to the increase in revenue and favorable cost structure subsequent to the temporary closure of the property.

Online Wagering	Third Quarter
(in millions)	2020	2019

Net revenue	$126.4	$70.4
Adjusted EBITDA	31.9	15.0
For the third quarter of 2020, net revenue increased $56.0 million from the prior year quarter primarily due to a $54.1 million increase from TwinSpires. TwinSpires handle grew $253.7 million, or 68.8%, compared to the prior year quarter.
Our online sports betting and iGaming net revenues increased $1.9 million compared to the prior year quarter primarily due to a full quarter of iGaming results in Pennsylvania for the third quarter of 2020 compared to the prior year quarter.

Adjusted EBITDA increased $16.9 million in the third quarter of 2020 from the prior year quarter primarily due to a $16.4 million increase from TwinSpires due to an increase in handle and a $0.5 million decrease in the loss from our online sports betting and iGaming operations.

Gaming	Third Quarter
(in millions)	2020	2019

Net revenue	$134.9	$178.6
Adjusted EBITDA	75.4	71.7
For the third quarter of 2020, net revenue decreased $43.7 million from the prior year quarter primarily due to an $18.0 million decrease due to the temporary suspension of operations at Calder from July 2, 2020 to August 31, 2020; and a $15.0 million decrease at Oxford, a $10.5 million decrease at Presque Isle, a $2.8 million decrease at Lady Luck Nemacolin, a $2.4 million decrease at Ocean Downs, and a $0.3 million decrease at Harlow's, all of which were due to the patron restrictions and gaming capacity limitations at each property. Partially offsetting these decreases were a $2.9 million increase at Fair Grounds and VSI and a $2.4 million increase at Riverwalk, driven by targeted promotional offers and higher unrated play.
Adjusted EBITDA increased $3.7 million for the third quarter of 2020 from the prior year quarter driven by an $8.8 million increase due to strong performances from our Rivers Des Plaines and Miami Valley Gaming equity investments. These increases were partially offset by a $5.1 million decrease at our wholly-owned Gaming properties as increased Adjusted EBITDA for our Mississippi and Louisiana properties was more than offset by a decrease in Adjusted EBITDA for our other wholly owned Gaming properties compared to the prior year quarter due to patron restrictions and gaming capacity limitations.
All Other
For the third quarter of 2020, All Other Adjusted EBITDA decreased $5.4 million primarily due to a $3.0 million decrease from Arlington due to the temporary suspension of operations and patron restrictions during our live meet in the third quarter of 2020 compared to the prior year quarter, and a $2.4 million decrease at Corporate primarily due to an adjustment to our estimated annual payout related to accrued bonuses.
Annual Dividend
In October 2020, the Company's Board of Directors approved an annual cash dividend on CDI's common stock of $0.622 per outstanding share, a 7 percent increase over the prior year. The dividend is payable on January 6, 2021, to shareholders of record as of the close of business on December 4, 2020, with the aggregate cash dividend paid to each stockholder rounded to the nearest whole cent. This marks the tenth consecutive year that the Company has increased the dividend.
Conference Call
A conference call regarding this news release is scheduled for Thursday, October 29, 2020, at 8 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 5858624 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, October 29, 2020, and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Midwest Gaming; recapitalization costs related to the Midwest Gaming transaction; transaction expense, which includes acquisition and disposition related charges, Calder racing exit costs, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes the Company's portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
◦Acquisition and disposition related charges;
◦Calder racing exit costs; and
◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Midwest Gaming's impact on our investments in unconsolidated affiliates from:
◦The impact of changes in fair value of interest rate swaps; and
◦Recapitalization and transaction costs;
•Asset impairments;
•Gain on Ocean Downs/Saratoga Transaction;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries and expenses
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the condensed consolidated statements of comprehensive (loss) income. Refer to the reconciliation of comprehensive income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (the "Company", "we", "us", "our") is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We also own and operate three pari-mutual gaming entertainment venues in Kentucky: Derby City Gaming; Oak Grove Racing, Gaming, and Hotel; and Newport Racing and Gaming. Our online wagering business owns and operates TwinSpires.com, the largest and most profitable online horse racing wagering platform in the U.S., and BetAmerica, an online sports betting and iGaming platform in the U.S. We are also a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines and video lottery terminals ("VLTs") and 200 table games in eight states. Additional information about CDI can be found online at www.churchilldownsincorporated.com.

Certain statements made in this news release contain various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) pandemic and related economic matters on our results of operations, financial conditions and prospects; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business or any deterioration in our reputation; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; risks related to pending or future legal proceedings and other actions; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; work stoppages and labor issues; changes in consumer preferences, attendance, wagering and sponsorship with respect to Churchill Downs Racetrack and the Kentucky Derby; personal injury litigation related to injuries occurring at our racetracks; weather and other conditions affecting our ability to conduct live racing; the occurrence of extraordinary events, such as terrorist attacks, public health threats and civil unrest; changes in the regulatory environment of our racing operations; increased competition in the horse racing business; difficulty in attracting a sufficient number of horses and trainers for full field horse races; our inability to utilize and provide totalizator services; changes in regulatory environment of our online horse wagering business; a reduction in the number of people wagering on live horse races; increase in competition in our online horse racing wagering business; uncertainty and changes in the legal landscape relating to our online horse racing wagering business; continued legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our sports betting operations and effectively compete; failure to manage risks associated with sports betting; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; increased competition in our casino business; changes in regulatory environment of our casino business; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; and inability to collect gaming receivables from the customers to whom we extend credit.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2020	2019	2020	2019
Net revenue:
Churchill Downs	$60.8	$31.4	$107.6	$234.6
Online Wagering	125.9	70.2	314.4	228.9
Gaming	134.8	178.3	319.7	524.7
All Other	16.3	26.4	34.1	60.9
Total net revenue	337.8	306.3	775.8	1,049.1
Operating expense:
Churchill Downs	48.3	30.8	106.0	127.8
Online Wagering	83.5	52.2	208.2	159.3
Gaming	96.7	137.3	267.1	395.5
All Other	20.5	22.9	53.2	59.9
Selling, general and administrative expense	38.8	34.4	85.3	89.4
Impairment of intangible assets	—	—	17.5	—
Transaction expense, net	0.5	0.9	1.0	5.0
Total operating expense	288.3	278.5	738.3	836.9
Operating income	49.5	27.8	37.5	212.2
Other income (expense):
Interest expense, net	(19.7)	(18.9)	(59.3)	(52.0)
Equity in income of unconsolidated affiliates	27.6	14.1	13.2	27.7
Miscellaneous, net	(0.4)	0.2	(0.1)	0.6
Total other income (expense)	7.5	(4.6)	(46.2)	(23.7)
Income (loss) from continuing operations before provision for income taxes	57.0	23.2	(8.7)	188.5
Income tax (provision) benefit	(13.9)	(8.0)	5.6	(53.1)
Income (loss) from continuing operations, net of tax	43.1	15.2	(3.1)	135.4
Loss from discontinued operations, net of tax	—	(0.4)	(96.1)	(1.9)
Net income (loss)	43.1	14.8	(99.2)	133.5
Net loss attributable to noncontrolling interest	(0.1)	—	(0.2)	—
Net income (loss) and comprehensive income (loss) attributable to CDI	$43.2	$14.8	$(99.0)	$133.5

Net income (loss) per common share data - basic:
Continuing operations	$1.09	$0.38	$(0.07)	$3.37
Discontinued operations	$—	$(0.01)	$(2.43)	$(0.05)
Net income (loss) per common share data - basic	$1.09	$0.37	$(2.50)	$3.32

Net income (loss) per common share data - diluted:
Continuing operations	$1.08	$0.37	$(0.07)	$3.33
Discontinued operations	$—	$(0.01)	$(2.43)	$(0.05)
Net income (loss) per common share data - diluted	$1.08	$0.36	$(2.50)	$3.28

Weighted average shares outstanding:
Basic	39.5	40.0	39.6	40.2
Diluted	40.1	40.7	39.6	40.7

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$622.0	$96.2
Restricted cash	57.6	46.3
Accounts receivable, net	53.0	37.3
Income taxes receivable	40.7	14.5
Other current assets	33.3	26.9
Total current assets	806.6	221.2
Property and equipment, net	1,081.8	937.3
Investment in and advances to unconsolidated affiliates	634.0	634.5
Goodwill	366.8	367.1
Other intangible assets, net	351.8	369.8
Other assets	22.0	21.1
Total assets	$3,263.0	$2,551.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$108.2	$57.8
Accrued expenses and other current liabilities	192.4	173.4
Current deferred revenue	42.4	42.5
Current maturities of long-term debt	4.0	4.0
Dividends payable	—	23.5
Current liabilities of discontinued operations	124.0	—
Total current liabilities	471.0	301.2
Long-term debt, net of current maturities and loan origination fees	1,076.3	384.0
Notes payable, net of debt issuance costs	1,087.3	1,085.9
Non-current deferred revenue	14.2	16.7
Deferred income taxes	205.4	212.8
Other liabilities	36.6	39.4
Total liabilities	2,890.8	2,040.0
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	15.5	—
Retained earnings	357.6	509.2
Accumulated other comprehensive loss	(0.9)	(0.9)
Total CDI shareholders' equity	372.2	508.3
Noncontrolling interest	0.0	2.7
Total shareholder's equity	372.2	511.0
Total liabilities and shareholders' equity	$3,263.0	$2,551.0

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOW
(unaudited)

	Nine Months Ended September 30,
(in millions)	2020	2019
Cash flows from operating activities:
Net (loss) income	$(99.2)	$133.5
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	66.5	64.3
Distributions from unconsolidated affiliates	12.8	24.7
Equity in income of unconsolidated affiliates	(13.2)	(27.7)
Stock-based compensation	17.3	17.6
Deferred income taxes	(7.4)	22.0
Impairment of intangible assets	17.5	—
Amortization of operating lease assets	3.7	3.3
Other	3.5	2.0
Changes in operating assets and liabilities, net of business acquisitions and dispositions:
Income taxes	(26.2)	15.5
Deferred revenue	(1.9)	(36.0)
Other assets and liabilities	163.9	41.0
Net cash provided by operating activities	137.3	260.2
Cash flows from investing activities:
Capital maintenance expenditures	(18.2)	(37.7)
Capital project expenditures	(191.9)	(53.3)
Acquisition of businesses, net of cash acquired	—	(172.1)
Investments in and advances to unconsolidated affiliates	—	(410.1)
Distributions of capital from unconsolidated affiliates	—	5.8
Acquisition of gaming licenses	—	(22.1)
Other	(2.7)	(1.1)
Net cash used in investing activities	(212.8)	(690.6)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	726.0	1,236.0
Repayments of borrowings under long-term debt obligations	(34.4)	(639.0)
Payment of dividends	(23.4)	(22.2)
Repurchase of common stock	(28.4)	(66.8)
Cash settlement of stock awards	(12.7)	—
Taxes paid related to net share settlement of stock awards	(15.1)	(7.7)
Debt issuance costs	(1.7)	(8.9)
Other	2.3	(0.5)
Net cash provided by financing activities	612.6	490.9
Net increase in cash, cash equivalents and restricted cash	537.1	60.5
Cash, cash equivalents and restricted cash, beginning of period	142.5	173.3
Cash, cash equivalents and restricted cash, end of period	$679.6	$233.8

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
GAAP net (loss) income attributable to CDI	$43.2	$14.8	$(99.0)	$133.5

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Midwest Gaming	(1.5)	3.2	14.7	15.4
Recapitalization and transaction costs related to Midwest Gaming	—	—	—	4.7
Transaction, pre-opening, and other expense	7.5	2.1	11.5	8.6
Legal reserves	—	3.3	—	3.6
Impairment of intangible assets	—	—	17.5	—
Income tax impact on net income adjustments(a)	(1.4)	(2.0)	(11.9)	(7.9)
Re-measurement of net deferred tax liabilities	—	0.5	—	2.7
Total adjustments, continuing operations	4.6	7.1	31.8	27.1
Big Fish Games net loss	—	0.4	96.1	1.9
Total adjustments	4.6	7.5	127.9	29.0
Adjusted net income attributable to CDI	$47.8	$22.3	$28.9	$162.5

Adjusted diluted EPS	$1.19	$0.55	$0.73	$4.00

Weighted average shares outstanding - Diluted	40.1	40.7	39.6	40.7

(a) The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Total Handle
Churchill Downs Racetrack	$208.2	$53.4	$456.2	$576.4
TwinSpires(a)	622.4	368.7	1,522.3	1,142.3

(a) Total handle generated by Velocity is not included in total handle from TwinSpires

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net revenue from external customers:
Churchill Downs:
Churchill Downs Racetrack	$34.9	$8.9	$52.4	$172.2
Derby City Gaming	25.9	22.5	55.2	62.4
Total Churchill Downs	60.8	31.4	107.6	234.6
Online Wagering:
TwinSpires	124.1	70.2	310.6	228.8
Online Sports Betting and iGaming	1.8	—	3.8	0.1
Total Online Wagering	125.9	70.2	314.4	228.9
Gaming:
Oxford	12.2	27.2	32.4	77.4
Calder	6.5	24.4	34.0	75.4
Riverwalk Casino	16.0	13.6	36.1	44.1
Harlow’s Casino	13.0	13.3	30.3	41.9
Fair Grounds and VSI	27.9	25.0	70.6	93.4
Ocean Downs	24.3	26.7	42.2	67.0
Presque Isle	27.7	38.1	57.3	104.9
Lady Luck Nemacolin	7.2	10.0	16.8	20.6
Total Gaming	134.8	178.3	319.7	524.7
All Other	16.3	26.4	34.1	60.9
Net revenue from external customers	$337.8	$306.3	$775.8	$1,049.1

Intercompany net revenue:
Churchill Downs	$7.2	$1.3	$14.4	$12.6
Online Wagering	0.5	0.2	1.3	0.9
Gaming	0.1	0.3	1.6	1.8
All Other	4.0	3.4	9.9	9.0
Eliminations	(11.8)	(5.2)	(27.2)	(24.3)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30, 2020
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$14.3	$119.0	$4.6	$137.9	$9.0	$146.9
Historical racing(a)	24.9	—	—	24.9	2.2	27.1
Racing event-related services	19.1	—	0.7	19.8	0.2	20.0
Gaming(a)	—	1.6	123.6	125.2	—	125.2
Other(a)	2.5	5.3	5.9	13.7	4.9	18.6
Total	$60.8	$125.9	$134.8	$321.5	$16.3	$337.8

	Three Months Ended September 30, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$5.4	$67.1	$6.2	$78.7	$15.0	$93.7
Historical racing(a)	21.3	—	—	21.3	—	21.3
Racing event-related services	1.6	—	0.8	2.4	3.1	5.5
Gaming(a)	—	—	153.2	153.2	—	153.2
Other(a)	3.1	3.1	18.1	24.3	8.3	32.6
Total	$31.4	$70.2	$178.3	$279.9	$26.4	$306.3

(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for historical racing machines or gaming revenue for our casino properties. These amounts were $2.1 million for the three months ended September 30, 2020 and $8.9 million for the three months ended September 30, 2019.

	Nine Months Ended September 30, 2020
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$30.2	$298.5	$16.2	$344.9	$19.7	$364.6
Historical racing(b)	52.6	—	—	52.6	2.2	54.8
Racing event-related services	19.6	—	2.7	22.3	0.3	22.6
Gaming(b)	—	3.8	278.5	282.3	—	282.3
Other(b)	5.2	12.1	22.3	39.6	11.9	51.5
Total	$107.6	$314.4	$319.7	$741.7	$34.1	$775.8

	Nine Months Ended September 30, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$48.1	$218.7	$23.9	$290.7	$34.7	$325.4
Historical racing(b)	58.7	—	—	$58.7	—	58.7
Racing event-related services	115.0	—	3.1	$118.1	5.3	123.4
Gaming(b)	—	0.1	442.4	$442.5	—	442.5
Other(b)	12.8	10.1	55.3	$78.2	20.9	99.1
Total	$234.6	$228.9	$524.7	$988.2	$60.9	$1,049.1

(b)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $10.5 million for the nine months ended September 30, 2020 and $24.7 million for the nine months ended September 30, 2019.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended September 30, 2020
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$68.0	$126.4	$134.9	$329.3	$20.3	$(11.8)	$337.8

Taxes and purses	(19.3)	(8.0)	(51.7)	(79.0)	(2.1)	—	(81.1)
Marketing and advertising	(2.3)	(6.9)	(0.6)	(9.8)	(0.5)	—	(10.3)
Salaries and benefits	(8.4)	(3.1)	(19.1)	(30.6)	(5.6)	—	(36.2)
Content expense	(0.2)	(63.5)	(1.3)	(65.0)	(1.0)	11.2	(54.8)
Selling, general and administrative expense	(2.6)	(3.6)	(8.3)	(14.5)	(15.0)	0.5	(29.0)
Other operating expense	(11.3)	(9.4)	(14.4)	(35.1)	(5.0)	0.1	(40.0)
Other income	—	—	35.9	35.9	(0.4)	—	35.5
Adjusted EBITDA	$23.9	$31.9	$75.4	$131.2	$(9.3)	$—	$121.9

	Three Months Ended September 30, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$32.7	$70.4	$178.6	$281.7	$29.8	$(5.2)	$306.3

Taxes and purses	(10.2)	(4.4)	(71.2)	(85.8)	(5.5)	—	(91.3)
Marketing and advertising	(1.1)	(3.6)	(5.5)	(10.2)	(0.5)	0.1	(10.6)
Salaries and benefits	(6.8)	(3.0)	(26.6)	(36.4)	(7.1)	—	(43.5)
Content expense	(0.5)	(36.5)	(1.6)	(38.6)	(1.7)	4.8	(35.5)
Selling, general and administrative expense	(2.1)	(1.8)	(7.9)	(11.8)	(12.9)	0.3	(24.4)
Other operating expense	(6.9)	(6.1)	(21.2)	(34.2)	(6.0)	—	(40.2)
Other income	0.1	—	27.1	27.2	—	—	27.2
Adjusted EBITDA	$5.2	$15.0	$71.7	$91.9	$(3.9)	$—	$88.0

	Nine Months Ended September 30, 2020
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$122.0	$315.7	$321.3	$759.0	$44.0	$(27.2)	$775.8

Taxes and purses	(40.3)	(18.5)	(125.2)	(184.0)	(9.4)	—	(193.4)
Marketing and advertising	(3.7)	(13.3)	(6.3)	(23.3)	(0.6)	0.2	(23.7)
Salaries and benefits	(19.5)	(9.6)	(57.6)	(86.7)	(15.2)	—	(101.9)
Content expense	(0.7)	(156.4)	(2.9)	(160.0)	(2.7)	25.6	(137.1)
Selling, general and administrative expense	(5.3)	(6.7)	(18.9)	(30.9)	(32.9)	1.2	(62.6)
Other operating expense	(22.2)	(25.6)	(45.0)	(92.8)	(14.1)	0.2	(106.7)
Other income	—	0.1	57.0	57.1	(0.2)	—	56.9
Adjusted EBITDA	$30.3	$85.7	$122.4	$238.4	$(31.1)	$—	$207.3

	Nine Months Ended September 30, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$247.2	$229.8	$526.5	$1,003.5	$69.9	$(24.3)	$1,049.1

Taxes and purses	(52.1)	(12.0)	(204.7)	(268.8)	(13.7)	—	(282.5)
Marketing and advertising	(5.8)	(9.1)	(15.7)	(30.6)	(1.1)	0.3	(31.4)
Salaries and benefits	(24.5)	(8.2)	(76.5)	(109.2)	(18.5)	—	(127.7)
Content expense	(1.8)	(120.4)	(4.5)	(126.7)	(6.2)	23.0	(109.9)
Selling, general and administrative expense	(5.8)	(5.5)	(21.2)	(32.5)	(33.5)	0.8	(65.2)
Other operating expense	(28.8)	(20.5)	(62.0)	(111.3)	(14.7)	0.2	(125.8)
Other income	0.1	—	70.7	70.8	0.2	—	71.0
Adjusted EBITDA	$128.5	$54.1	$212.6	$395.2	$(17.6)	$—	$377.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to CDI	$43.2	$14.8	$(99.0)	$133.5
Net loss attributable to noncontrolling interest	0.1	—	0.2	—
Net income (loss) before noncontrolling interest	43.1	14.8	(99.2)	133.5
Loss from discontinued operations, net of tax	—	0.4	96.1	1.9
Income (loss) from continuing operations, net of tax	43.1	15.2	(3.1)	135.4

Additions:
Depreciation and amortization	22.4	22.0	66.5	64.3
Interest expense	19.7	18.9	59.3	52.0
Income tax (benefit) provision	13.9	8.0	(5.6)	53.1
EBITDA	$99.1	$64.1	$117.1	$304.8

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	$6.9	$5.5	$17.3	$17.6
Legal reserves	—	3.3	—	3.6
Other charges	0.8	—	0.7	—
Pre-opening expense and other expense	6.2	1.2	9.8	3.6
Impairment of intangible assets	—	—	17.5	—
Transaction expense, net	0.5	0.9	1.0	5.0
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.9	9.7	29.2	22.9
Changes in fair value of Midwest Gaming's interest rate swaps	(1.5)	3.2	14.7	15.4
Midwest Gaming's recapitalization and transactions costs	—	—	—	4.7
Other	—	0.1	—	—
Total adjustments to EBITDA	22.8	23.9	90.2	72.8
Adjusted EBITDA	$121.9	$88.0	$207.3	$377.6

Adjusted EBITDA by segment:
Churchill Downs	$23.9	$5.2	$30.3	$128.5
Online Wagering	31.9	15.0	85.7	54.1
Gaming	75.4	71.7	122.4	212.6
Total segment Adjusted EBITDA	131.2	91.9	238.4	395.2
All Other	(9.3)	(3.9)	(31.1)	(17.6)
Total Adjusted EBITDA	$121.9	$88.0	$207.3	$377.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL OPERATIONAL METRICS
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2020	2019	Change	2020	2019	Change
Gaming Segment
Revenue	$134.9	$178.6	$(43.7)	$321.3	$526.5	$(205.2)
Adjusted EBITDA	75.4	71.7	3.7	122.4	212.6	(90.2)
Margin	55.9%	40.1%	15.8%	38.1%	40.4%	(2.3)%

Wholly-owned casino margin(a)	33.2%	28.4%	4.8%	24.2%	29.8%	(5.6)%
Same store wholly-owned casino margin(b)	33.2%	28.4%	4.8%	31.1%	34.2%	(3.1)%
(a) Wholly-owned casino margin only includes the following casino-related results:
•Calder
•Fair Grounds Slots and VSI
•Harlow's
•Lady Luck Nemacolin
•Ocean Downs
•Oxford
•Presque Isle
•Riverwalk
(b) Presque Isle became a wholly-owned casino on January 11, 2019 and we acquired substantially all of the assets of Lady Luck Nemacolin on March 8, 2019. Therefore, the same store wholly-owned casino margin includes both for the three months ended September 30, 2020 and September 30, 2019 and excludes both for the nine months ended September 30, 2020 and September 30, 2019.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL OPERATIONAL METRICS
(Unaudited)
In response to measures taken to limit the impact of COVID-19 and for the protection of our employees and customers, we temporarily suspended operations at our properties in March 2020. In May 2020, we began to reopen our properties with certain patron capacity restrictions and social distancing limitations. The following is the current status of each property:

			Regulatory Restrictions:	Social Distancing Limitations:
	2020 Date of Closure	2020 Date of Reopening	Patron Capacity	Slots/HRMs/VLTs	Table Games
Churchill Downs Segment
Derby City Gaming	March 15	June 8	75%	66%	N/A
Gaming Segment
Wholly-Owned Properties
Calder Casino and Racing	March 16 / July 2(a)	June 12 / August 31(a)	N/A	56%	N/A
Fair Grounds Slots	March 16	June 13	25%	75%	N/A
Video Services, LLC	March 16	May 18	50%	75%	N/A
Harlow's Casino Resort and Spa	March 16	May 21	50%	66%	60%
Ocean Downs Casino and Racetrack	March 15	June 19	50%	70%	60%
Oxford Casino and Hotel	March 16	July 9	200 Persons(b)	N/A	N/A
Presque Isle Downs and Casino(c)	March 16	June 26	50%	60%	60%
Riverwalk Casino Hotel	March 16	May 21	50%	66%	60%
Managed Properties
Lady Luck Nemacolin(c)	March 16	June 12	50%	50%	60%
Equity Investments
Miami Valley Gaming and Racing(d)	March 14	June 19	63%	67%	N/A
Rivers Casino Des Plaines(e)	March 15	July 1	25%	75%	45%
All Other Segment
Oak Grove Racing, Gaming, and Hotel	N/A	September 18(f)	75%	63%	N/A
Newport Racing and Gaming	N/A	October 2(f)	75%	100%	N/A

(a) CDI initially reopened Calder on June 12, 2020, but temporarily suspended operations a second time at Calder on July 2, 2020 following an emergency order issued by the mayor of Miami-Dade County to close entertainment venues in an effort to control the rise in COVID-19 cases. Calder reopened again on August 31, 2020 with restrictions on operating hours.
(b) In compliance with state requirements, Oxford Casino is currently operating under a total capacity limit of 200 people, inclusive of both patrons and employees.
(c) Presque Isle and Lady Luck Nemacolin have temporary bans on alcohol and smoking on the gaming floor.
(d) Miami Valley has certain hourly restrictions on serving alcohol.
(e) Rivers Casino Des Plaines has certain operating hour restrictions and temporary bans on food and beverage within the facility
(f) Dates provided for Oak Grove and Newport Racing and Gaming are grand opening dates.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net revenue	$148.2	$160.8	$292.8	$416.6

Operating and SG&A expense	86.1	113.7	194.1	293.8
Depreciation and amortization	4.3	3.6	12.6	9.1
Total operating expense	90.4	117.3	206.7	302.9
Operating income	57.8	43.5	86.1	113.7
Interest and other expense, net	(9.4)	(17.6)	(58.6)	(59.9)
Net income	$48.4	$25.9	$27.5	$53.8

	Summarized Balance Sheet
(in millions)	September 30, 2020	December 31, 2019
Assets
Current assets	$151.3	$64.0
Property and equipment, net	270.4	256.1
Other assets, net	246.3	240.1
Total assets	$668.0	$560.2

Liabilities and Members' Deficit
Current liabilities	$119.6	$73.3
Long-term debt	783.0	745.0
Other liabilities	42.9	20.6
Members' deficit	(277.5)	(278.7)
Total liabilities and members' deficit	$668.0	$560.2